UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On July 31, 2012, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, acquired from Unigard Insurance Company a nine building office campus containing 326,384 rentable square feet located on approximately 46 acres of land in Bellevue, Washington (the “QBE Corporate Campus”). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company's external advisor.
The purchase price of the QBE Corporate Campus was approximately $78.7 million plus closing costs. The Company funded the acquisition of the QBE Corporate Campus with proceeds from its ongoing initial public offering, but may later place mortgage debt on the property.
The QBE Corporate Campus was built in multiple phases between 1973 and 2000 and is currently 62% leased to seven tenants.  The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (excluding rental abatements), for the tenants of the QBE Corporate Campus is approximately $4.2 million. The current weighted-average remaining lease term for the tenants is approximately 5.7 years and the current weighted-average annual rental rate over the remaining lease term is $22.20 per square foot.
Currently, the QBE Corporate Campus has two tenants that individually occupy more than 10% of the total rentable square feet of the property. One tenant is in the insurance industry and operates in 52 countries around the globe. This tenant occupies 67,378 rentable square feet, or approximately 21% of the total property rentable square feet. Its lease expires on July 31, 2022, with one five-year extension option. The current annualized base rent for this tenant is approximately $1.3 million, with a lease term of approximately 10.0 years and an average annual rental rate over the lease term of $22.07 per square foot. The other tenant is the largest provider of flexible workspace in the world and operates out of 88 countries. This tenant occupies 45,025 rentable square feet, or approximately 14% of the total property rentable square feet. Its lease expires on May 31, 2017, with one five-year extension option. The current annualized base rent for this tenant is approximately $0.9 million, the remaining lease term is approximately 4.8 years and the average annual rental rate over the remaining lease term is $21.08 per square foot.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before October 15, 2012, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: July 31, 2012	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer